UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported): January 14, 2016

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 14, 2016, FireEye, Inc., a Delaware corporation (the “Company”), and Iris Merger Corporation, a Texas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iSIGHT Security, Inc. (d/b/a iSIGHT Partners, Inc.), a Texas corporation (“iSIGHT”), and Shareholder Representative Services LLC as stockholder representative thereunder (the “Stockholder Representative”), pursuant to which Merger Sub merged with and into iSIGHT, with iSIGHT continuing as the surviving corporation (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, (i) the former stockholders of iSIGHT are entitled to receive merger consideration with an aggregate value equal to approximately $200 million (less any amounts withheld for the Escrow Fund (as defined below), an expense fund for use by the Stockholder Representative, and expenses paid to third parties pursuant to the Merger Agreement) to be paid in cash (the “Closing Consideration”), and (ii) if, as and when payable under the Merger Agreement, certain former stockholders of iSIGHT are entitled to receive an earnout payment (the “Earnout Consideration” and, together with the Closing Consideration, the “Total Merger Consideration”) with an aggregate value equal to approximately $75 million, consisting of approximately $41.3 million in cash and an aggregate of approximately 1.79 million shares of Company common stock, par value $0.0001 per share (“Company Common Stock”).

Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger on January 14, 2016, each share of capital stock of iSIGHT was cancelled and converted into the right to receive a portion of the Closing Consideration and, with respect to certain shares of capital stock of iSIGHT, the Earnout Consideration (if, as and when payable), in each case as set forth in the Merger Agreement. The Earnout Consideration will become payable upon the final determination of the achievement of a threat intelligence bookings target on or before the end of the tenth consecutive fiscal quarter of the Company following the closing date of the Merger (the “Earnout Achievement”). All shares of Company Common Stock that may become payable as Earnout Consideration are being issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. No such shares will be distributed to the former stockholders of iSIGHT, if at all, until the final determination of the Earnout Achievement as set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of iSIGHT and the Company and customary indemnification provisions whereby the former stockholders of iSIGHT have agreed to indemnify, subject to certain limitations and thresholds, the Company and certain affiliated parties of the Company for certain losses, liabilities and damages. Thirty million dollars in cash otherwise payable in the Merger to certain former iSIGHT stockholders has been placed in a third party escrow fund (the “Escrow Fund”) for eighteen (18) months as partial security for the indemnification obligations of former iSIGHT stockholders under the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or iSIGHT. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or iSIGHT.

The Company’s board of directors (the “Board”) received an opinion from Wells Fargo Securities, LLC (“Wells Fargo Securities”), the Company’s financial advisor in connection with the Merger, dated as of January 14, 2016, to the effect that, as of such date, and based upon and subject to the limitations, assumptions and qualifications set forth therein, the Total Merger Consideration to be paid by the Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Company. The opinion was for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Merger.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release, dated January 20, 2016, regarding the Merger. The press release is furnished herewith as Exhibit 99.1. In addition, a conference call to discuss the Merger will be hosted by the Company on January 20, 2016 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 312-5521 or (678) 894-3048, or via on-demand webcast at investors.fireeye.com. The slides to be used in connection with the conference call are furnished herewith as Exhibit 99.2 and are incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 14, 2016, by and among FireEye, Inc., Iris Merger Corporation, iSIGHT Security, Inc. and Shareholder Representative Services LLC*

99.1	Press release dated January 20, 2016

99.2	Investor presentation dated January 20, 2016

*	The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: January 20, 2016	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 14, 2016, by and among FireEye, Inc., Iris Merger Corporation, iSIGHT Security, Inc. and Shareholder Representative Services LLC*

99.1	Press release dated January 20, 2016

99.2	Investor presentation dated January 20, 2016

*	The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.